Exhibit 99.1

                               Corporate & financial news release

SCOTT’S LIQUID GOLD REPORTS SECOND QUARTER REVENUE RANGE;

SECURES NMPA APPROVAL ON ALPHA SKIN CARE PRODUCT

DENVER, COLORADO – July 22, 2019 – Scott’s Liquid Gold - Inc. (OTC: SLGD) announced today that it expects Net Sales for the three months ended June 30, 2019 to be in the $6.1 million to $6.5 million range, bringing sales for the six months ended June 30, 2019 to $12.9 million to $13.3 million.

Additionally, the Company announced that its new Alpha® Skin Care 6% Skin Lotion had been approved by the National Medical Products Administration (“NMPA”), formerly the China Food and Drug Administration, or CFDA.

“While we’re disappointed with our sales in the first half of 2019, we are pleased to have successfully secured the NMPA’s approval for our new 6% Body Lotion” commented Mark Goldstein, CEO.  “After navigating the NMPA’s regulatory changes, recently required product modifications, and product approval process, we look forward to resuming sales of our Alpha products into China.  This unexpected delay, combined with the competitive market for our 7th Heaven distributed products, has been primarily responsible for our low first half sales.  While we are pleased our Alpha Skin Care products are now positioned for distribution into China, we understand that recent U.S. – China trade issues and particularly the newly enacted tariffs have made the China markets much more challenging.”

Scott’s Liquid Gold - Inc. also reported that it finished the second quarter with $8.0 million of cash & cash equivalents, an increase from $6.2 million as of December 31, 2018.

CFO Kevin A. Paprzycki commented, “The Scott’s team has done a fantastic job in the first half efficiently converting working capital into cash flow returns for its shareholders during a challenging sales period.”

Note Regarding Forward-Looking Statements

This news release may contain "forward-looking statements" within the meaning of the federal securities laws that are intended to qualify for the Safe Harbor from liability established by the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" generally can be identified by the use of forward-looking terminology such as "assumptions," "target," "guidance," “strategy,” "outlook," "plans," "projection," "may," "will," "would," "expect," "intend," "estimate," "anticipate," "believe”, "potential," or "continue" (or the negative or other derivatives of each of these terms) or similar terminology.

Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, or results. All forward-looking statements, by their nature, are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Actual future objectives, strategies, plans, prospects, performance, conditions, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events or circumstances to differ from those in forward-looking statements are described in the Company's Annual Report on Form 10-K for the year ended December 31, 2018 and the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 and other periodic reports filed with the Securities and Exchange Commission. Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except as required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent filings with the Securities and Exchange Commission.

Investor Relations Contact:

Kevin Paprzycki, CFO

303.576.6032